SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 3, 2006

CNA FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5823	36-6169860
(Commission File Number)	(I.R.S. Employer Identification No.)

333 S. Wabash Avenue, Chicago, Illinois 60604

(Address Of Principal Executive Offices, including Zip Code)

(312) 822-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2006, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Underwriters”), relating to the sale of $400,000,000 in aggregate principal amount of the Registrant’s 6.00% Notes due August 15, 2011 (the “2011 Notes”) and $350,000,000 in aggregate principal amount of the Registrant’s 6.50% Notes due August 15, 2016 (the “2016 Notes” and, together with the 2011 Notes, the “Notes”). Pursuant to the Underwriting Agreement, the Registrant agreed to sell to the Underwriters the 2011 Notes at a price of 98.925% of their principal amount and the 2016 Notes at a price of 98.818% of their principal amount, in each case plus accrued interest thereon, if any, from August 8, 2006 to the date of payment and delivery. The Notes will be resold by the Underwriters in a public offering pursuant to an effective registration statement (No. 333-127544). The offering of the Notes will be made by means of a prospectus, which consists of a base prospectus and a prospectus supplement, that was filed with the Securities and Exchange Commission on August 4, 2006.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Underwriting Agreement, dated August 3, 2006, among CNA Financial Corporation, Citigroup Global Markets Inc. and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION

Dated: August 7, 2006	/s/ D. Craig Mense
	By:	D. Craig Mense
	Its:	Executive Vice President and Chief Financial Officer